DRAFT
                                                    FOR DISCUSSION PURPOSES ONLY

                                                                  EXHIBIT (H)(8)

               CO-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

         THIS AGREEMENT is made as of April 1, 2003 by and among PFPC Inc., a Massachusetts corporation ("PFPC"), National City Bank ("NCB"), a national banking association (together with PFPC, the "Co-Administrators"), and Armada Funds and The Armada Advantage Fund, each a Massachusetts business trust (each a "Fund" and together the "Funds").

                              W I T N E S S E T H:

         WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, each Fund wishes to retain PFPC and NCB to provide co-administration and accounting services to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and each of PFPC and NCB wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1.       DEFINITIONS.  AS USED IN THIS AGREEMENT:

         (a) "1933 Act" means the Securities Act of 1933, as amended.

         (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (c) "Authorized Person" means any officer of a Fund and any other person duly authorized by the Fund's Board of Directors or Trustees to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document

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             signed by both parties hereto.

         (d) "CEA" means the Commodities Exchange Act, as amended.

         (e) "Co-Administrators"   means   PFPC  and  NCB,   collectively,   and
             "Co-Administrator" means PFPC or NCB, individually.

         (f) "Oral   Instructions"   mean  oral   instructions   received  by  a
             Co-Administrator from an Authorized Person or from a person reasonably believed by the Co-Administrator to be an Authorized Person. A Co-Administrator may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

         (g) "SEC" means the Securities and Exchange Commission.

         (h) "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

         (i) "Shares" means the shares of beneficial interest of any series or class of a Fund.

         (j) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by a Co-Administrator or (ii) trade instructions transmitted (and received by a Co-Administrator) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. Each Fund hereby appoints PFPC and NCB to provide co-administration and accounting services to each of its Portfolios, in accordance with the terms set forth in this Agreement. Each of PFPC and NCB accepts such appointment and agrees to furnish such services.

3. DELIVERY OF DOCUMENTS. Each Fund has provided or, where applicable, will provide the

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         Co-Administrators  with  the  following:

         (a) at a Co-Administrator's request, certified or authenticated copies of the resolutions of the Fund's Board of Directors or Trustees, approving the appointment of a Co-Administrator or its affiliates to provide services to each Portfolio and approving this Agreement;

         (b) a copy of the Fund's most recent effective registration statement;

         (c) a copy of each Portfolio's advisory agreement or agreements; and

         (d) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

   4.    COMPLIANCE WITH RULES AND REGULATIONS.

         Each Co-Administrator undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to it and the duties to be performed by it hereunder. Except as specifically set forth herein, a Co-Administrator assumes no responsibility for such compliance by a Fund or other entity. In addition, neither Co-Administrator assumes any responsibility for such compliance by the other Co-Administrator.

    5.    INSTRUCTIONS.

         (a) Unless otherwise provided in this Agreement, a Co-Administrator shall act only upon Oral Instructions or Written Instructions.

         (b) A Co-Administrator shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by a Co-Administrator to be an Authorized Person) pursuant to this Agreement. A Co-Administrator may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or

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             proceeding  of the  Fund's  Board  of  Trustees  or of  the  Fund's
             shareholders, unless and until a Co-Administrator receives Written Instructions to the contrary.

         (c) Each Fund agrees to forward to a Co-Administrator Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by a Co-Administrator or its affiliates) so that the Co-Administrator receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by the Co-Administrator or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or such Co-Administrator's ability to rely upon such Oral Instructions.

6.       RIGHT TO RECEIVE ADVICE.

         (a) ADVICE OF THE FUNDS. If a Co-Administrator is in doubt as to any action it should or should not take, it may request directions or advice, including Oral Instructions or Written Instructions, from the relevant Fund.

         (b) ADVICE OF COUNSEL. If a Co-Administrator shall be in doubt as to any question of law pertaining to any action it should or should not take, it may request advice from counsel of its own choosing (who may be counsel for a Fund, a Fund's investment adviser or either Co-Administrator, at the option of the Co-Administrator).

         (c) CONFLICTING ADVICE. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions a Co-Administrator receives from a Fund and the advice it receives from counsel, a Co-Administrator may rely upon and follow

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             the advice of counsel.

         (d) PROTECTION OF THE CO-ADMINISTRATORS. A Co-Administrator shall be indemnified by each Fund and without liability for any action it takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions a Co-Administrator receives from or on behalf of the Fund or from counsel and which a Co-Administrator believes, in good faith, to be consistent with those directions or advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon a Co-Administrator (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

7.       RECORDS; VISITS.

         (a) The books and records pertaining to the Funds and the Portfolios which are in the possession or under the control of a Co-Administrator shall be the property of the appropriate Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Funds and Authorized Persons shall have access to such books and records at all times during the relevant Co-Administrator's normal business hours. Upon the reasonable request of a Fund, copies of any such books and records shall be provided by the relevant Co-Administrator to the Fund or to an Authorized Person, at that Fund's expense.

         (b) The Co-Administrators shall keep the following records:

                   (i) all books and records with respect to each Portfolio's books of account;

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                   (ii)  records of each  Portfolio's  securities  transactions;
                         and

                   (iii) all other books and records as such Co-Administrator is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

8. CONFIDENTIALITY. Each party shall keep confidential any information relating to the other parties' business ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Funds, PFPC or NCB, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Funds, PFPC or NCB a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is

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

         released by the protected  party to a third party without  restriction;
         (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

9. LIAISON WITH ACCOUNTANTS. A Co-Administrator shall act as liaison with each Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. A Co-Administrator shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Funds.

10. CO-ADMINISTRATORS' SYSTEMS. PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Funds.

         NCB shall retain title to and ownership of those data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights provided by NCB in connection with the services provided by NCB to the Funds.

11. DISASTER RECOVERY. A Co-Administrator shall enter into and shall maintain in effect with

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         appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, such Co-Administrator shall, at no additional expense to the Funds,
         take   reasonable   steps  to   minimize   service   interruptions.   A
         Co-Administrator shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by such Co-Administrator's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.

12. COMPENSATION. As compensation for services rendered by the Co-Administrators during the term of this Agreement, each Fund, on behalf of its respective Portfolio, will pay to the Co-Administrators a fee or fees, and reimburse the Co-Administrators for out-of-pocket expenses, as may be agreed to in writing by the Funds and the respective Co-Administrators.

13. INDEMNIFICATION. Each Fund, on behalf of its Portfolios, agrees to indemnify, defend and hold harmless each Co-Administrator and its affiliates, including their respective officers, directors, agents and employees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which a Co-Administrator takes in connection with the provision of services to the Fund. Neither a Co-Administrator, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by that Co-Administrator's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard in the performance of

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         the  Co-Administrator's  activities  under this Agreement.  Any amounts payable by a Fund hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other investment portfolio of either Fund. The provisions of this Section 13 shall survive termination of this Agreement.

14.      RESPONSIBILITY OF THE CO-ADMINISTRATORS.
         (a) A Co-Administrator shall be under no duty to take any action hereunder on behalf of a Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by the relevant Co-Administrator and the relevant Fund in a written amendment hereto. A Co-Administrator shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement and the service level standards set forth in Exhibit C attached hereto. A Co-Administrator shall be liable only for any damages arising out of its own failure to perform its duties under this Agreement to the extent such damages arise out of its own willful misfeasance, bad faith, negligence or reckless disregard of such duties.

         (b) Notwithstanding anything in this Agreement to the contrary, (i) a Co-Administrator shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and (ii) a Co-

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             Administrator  shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which a Co-Administrator reasonably believes to be genuine.

         (c) Notwithstanding anything in this Agreement to the contrary, (i) neither a Co-Administrator nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by such Co-Administrator or its affiliates and (ii) a Co-Administrator's cumulative liability to the Funds for all losses, claims, suits, controversies, breaches or damages for any cause whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory shall not exceed the lesser of $100,000 or the fees received by a Co-Administrator for services provided hereunder during the 12 months immediately prior to the date of such loss or damage.

         (d) No party may assert a cause of action against a Co-Administrator or any of its affiliates that allegedly occurred more than 12 months immediately prior to the filing of the suit (or, if applicable, commencement of arbitration proceedings) alleging such cause of action.

         (e) Each party shall have a duty to mitigate damages for which the other party may become responsible.

         (f) The provisions of this Section 14 shall survive termination of this Agreement.

         (g) Notwithstanding anything in this Agreement to the contrary, a Co-Administrator shall have no liability either for any error or omission of the other Co-Administrator or any of their predecessors as servicer on behalf of a Fund or for any failure to discover any such error or omission.

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15.      DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS.

         The Co-Administrators will perform the following accounting services with respect to each Portfolio:

         (i) Journalize investment, capital share and income and expense activities;

         (ii) Verify investment buy/sell trade tickets when received from the investment adviser for a Portfolio (the "Adviser");

         (iii)    Maintain individual ledgers for investment securities;

         (iv)     Maintain historical tax lots for each security;

         (v) Reconcile cash and investment balances of the Fund with the Custodian, and provide the Adviser with the beginning cash balance available for investment purposes;

         (vi) Update the cash availability throughout the day as required by the Adviser;

         (vii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

         (viii) Calculate various contractual expenses (E.G., advisory and custody fees);

         (ix) Monitor the expense accruals and notify Fund management of any proposed adjustments;

         (x) Control all disbursements and authorize such disbursements upon Written Instructions;

         (xi)     Calculate capital gains and losses;

         (xii)    Determine net income;

         (xiii) Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of each Portfolio's Investments;

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         (xiv)    Transmit to or make  available  a copy of the daily  portfolio valuation to the Adviser;

         (xv)     Compute net asset value;

         (xvi) As appropriate, compute yields, total return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

         (xvii)   Convert   monthly   summaries  of  historical   capital  stock
                  transactions and provide a monthly net change in net asset report.

16.      DESCRIPTION OF FINANCIAL ADMINISTRATION SERVICES ON A CONTINUOUS BASIS.

         The   Co-Administrators    will   perform   the   following   financial
         administration services with respect to each Portfolio:

         (i) Supply various normal and customary Portfolio statistical data as requested on an ongoing basis;

         (ii) Monitor, to the extent information is available to such Co-Administrator, the accuracy of statistical information delivered to third-party statistical agencies by the Co-Administrator;

         (iii) Prepare for execution and file each Fund's Federal and state tax returns;

         (iv)     Prepare   and  file  with  the  SEC  the  Fund's   annual  and
                  semi-annual shareholder reports;

         (v) Assist in the preparation of registration statements and other filings relating to the registration of Shares;

         (viii) Monitor each Portfolio's status as a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

         (viii)   Coordinate   contractual   relationships  and   communications
                  between the Fund and its contractual service providers;

         (viii) Monitor the Fund's compliance with the amounts and conditions of each state qualification;

         (ix) Perform accounting services required for the Trustees Deferred Compensation Plan;

         (x) With respect to PFPC only, provide an officer to serve as Treasurer of the Funds; and

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         (xi)     Prepare  monthly  expense  budgets  in  accordance  with  Fund
                  Management specifications.
         (xii) Monitor indices and halted securities and communicate to Fair Value Committee those issues that trigger the potential for security fair valuation within the procedures established by the Fair Value Committee.

17.      DESCRIPTION  OF  REGULATORY   ADMINISTRATION   SERVICES  ON  A
         CONTINUOUS BASIS.

         The   Co-Administrators   will   perform   the   following   regulatory
         administration services with respect to each Portfolio:

         (i) Prepare, coordinate with the Fund's counsel Post-Effective Amendments to each Fund's Registration Statement, and coordinate with the Fund's financial printer to make such filings with the SEC;

         (ii) Assist in obtaining the fidelity bond and directors' and officers'/errors and omissions insurance policies for the Funds in accordance with the requirements of Rule 17g-1 and 17d-1 (d) (7) under the 1940 Act as such bond and policies are approved by each Fund's Board of Trustees;

         (iii) File each Fund's fidelity bond with the SEC and monitor each Fund's assets to assure adequate fidelity bond coverage is maintained;

         (iv) Draft agendas, resolutions and materials for quarterly and special Board meetings;

         (v) Coordinate the preparation, assembly and mailing of Board materials;

         (vi)     Attend  Board  meetings   (and  make presentations at such
                  meetings  as appropriate); draft minutes of such meetings;

         (vii) Maintain each Fund's corporate calendar to assure compliance with various filing and Board approval deadlines;

         (viii)   Mail  to   appropriate   parties   the   personal   securities
                  transaction quarterly reporting forms under each Fund's Code of Ethics pursuant to Rule 17j-1 under the 1940 Act;

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         (ix)     Maintain the Fund's files; and

         (x) Assist in monitoring regulatory developments which may affect the Funds; assist in counseling the Funds with respect to regulatory examinations; and work with each Fund's counsel in connection with routine regulatory matters.

18.      DURATION AND TERMINATION.

         (a) This Agreement shall be effective on the date first above written and shall continue in effect for an initial period of three (3) years. Thereafter, this Agreement shall continue automatically for successive terms of one (1) year; provided however, that this Agreement may be terminated at the end of the initial period or any subsequent date by the Funds or by a Co-Administrator on ninety
             (90) days' prior written notice to the other parties. In the event a Fund gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor accounting and administration services agent(s) (and any other service provider(s)), and all trailing expenses incurred by the Co-Administrators, will be borne by the Fund. In the event this Agreement is terminated by one, but not both Funds, this Agreement shall remain in full force and effect with respect to the non-terminating Fund.

         (b) If a party hereto fails in any material respect to perform its duties and obligations hereunder (a "Defaulting Party"), the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material

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             breach shall not have been  remedied  within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. Termination of this Agreement by the Non-Defaulting Party shall not constitute a waiver of any other rights or remedies with respect to obligations of the parties prior to such termination or rights of PFPC to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

         (b) NOTICES. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to a Fund or NCB, at National City Bank, 1900 East Ninth Street, Cleveland Ohio 44114, with a copy to W. Bruce McConnel, III, Esquire, Drinker Biddle & Reath, LLP, One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103 or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

         (c) AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such

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         change or waiver is sought.

         (d) ASSIGNMENT. PFPC may assign its rights hereunder to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives NCB and the Funds 30 days' prior written notice of such.

22.      COUNTERPARTS.   This   Agreement   may  be  executed  in  two  or  more
         counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

24.      MISCELLANEOUS.

         (a) Notwithstanding anything in this Agreement to the contrary, each Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of a Co-Administrator hereunder without the prior written approval of a Co-Administrator, which approval shall not be unreasonably withheld or delayed.

         (b) Except as expressly provided in this Agreement, a Co-Administrator hereby disclaims all representations and warranties, express or implied, made to the Funds or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. A Co-Administrator disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

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         (c) This  Agreement  embodies the entire  agreement  and  understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Notwithstanding any provision hereof, the services of a Co-Administrator are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of the Funds or any other person.

         (d) This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

         (e) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (f) The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                    PFPC INC.


                                    By:
                                       Neal J. Andrews
                                       Senior Vice President

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                                    National City Bank

                                    BY:
                                    NAME:
                                    TITLE:


                                    Armada Funds

                                    BY:
                                    NAME:
                                    TITLE:


                                    The Armada Advantage Fund

                                    BY:
                                    NAME:
                                    TITLE:

                                    EXHIBIT A

         THIS EXHIBIT A, dated as of April 1, 2003 is Exhibit A to that certain Co-Administration and Accounting Services Agreement dated as of April 1, 2003 among PFPC Inc., National City Bank, the Armada Funds, and The Armada Advantage Funds.


                                  ARMADA FUNDS
                                   PORTFOLIOS

                    Money Market Fund
                    Government Money Market Fund
                    Treasury Money Market Fund
                    Treasury Plus Money Market Fund
                    Tax Exempt Money Market Fund
                    Ohio Municipal Money Market Fund
                    Pennsylvania Tax Exempt Money Market Fund
                    Intermediate Bond Fund
                    Equity Growth Fund
                    Ohio Tax Exempt Bond Fund
                    Limited Maturity Bond Fund
                    Total Return Advantage Fund
                    Small Cap Value Fund
                    Large Cap Value Fund
                    Pennsylvania Municipal Bond Fund
                    Bond Fund
                    GNMA Fund
                    International Equity Fund
                    Small Cap Growth Fund
                    Core Equity Fund
                    Equity Index Fund
                    Balanced Allocation Fund
                    National Tax Exempt Bond Fund
                    Tax Managed Equity Fund
                    Mid Cap Growth Fund
                    Large Cap Ultra Fund
                    U.S. Government Income Fund
                    Michigan Municipal Bond Fund
                    Aggressive Allocation Fund
                    Conservative Allocation Fund
                    Small/Mid Cap Value Fund
                    UA Emerging Market
                    UA International
                    UA Large Cap Ultra

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                    UA Large Cap Value
                    UA Real Estate
                    UA Small Cap Growth
                    UA Small Cap Value
                    UA High Yield Bond
                    UA Short Duration
                    UA U.S. Government Income
                    UA Money Market
                    Short Duration Bond Fund

                            THE ARMADA ADVANTAGE FUND
                                   PORTFOLIOS

                    Armada Advantage Bond Fund
                    Armada Advantage Mid Cap Growth Fund
                    Armada Advantage Small Cap Growth Fund
                    Armada Advantage International Equity Fund
                    Armada Advantage Equity Growth Fund

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                                    EXHIBIT B

                          PFPC DATAPATH ACCESS SERVICES

1.       PFPC SERVICES

         PFPC shall:

             (a) Provide internet access to PFPC's DataPath ("DataPath") at WWW.PFPCDATAPATH.COM or other site operated by PFPC (the "Site") for Fund portfolio data otherwise supplied by PFPC to Fund service providers via other electronic and manual methods. Types of information to be provided on the Site include: (i) data relating to portfolio securities, (ii) general ledger balances and (iii) net asset value-related data, including NAV and net asset, distribution and yield detail (collectively, the "Accounting Services");

             (b) Supply each of the Authorized Persons ("Users") with a logon ID and Password;

             (c) Provide to Users access to the information listed in subsection (a) above using standard inquiry tools and reports. With respect to the Accounting Services, Authorized Users will be able to modify standard inquiries to develop user-defined inquiry tools; however, PFPC will review computer costs for running user-defined inquiries and may assess surcharges for those requiring excessive hardware resources. In addition, costs for developing significant custom reports or enhancements are not included in the fees set forth in Section 12 of the Agreement and will be billed separately;

             (d) Utilize a form of encryption that is generally available to the public in the U.S. for standard internet browsers and establish, monitor and verify firewalls and other security features (commercially reasonable for this type of information and these types of users) and exercise commercially reasonable efforts to attempt to maintain the security and integrity of the Site; and

             (e)  Monitor  the  telephone   lines   involved  in  providing  the
                  Accounting Services and inform the Funds promptly of any malfunctions or service interruptions.

1.       DUTIES OF THE FUNDS, NCB AND THE USERS

         The Funds, NCB and/or the Users, as appropriate, shall:

             (a) Provide and maintain a web browser supporting Secure Sockets Layer 128-bit encryption; and

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             (b)  Keep logon IDs and  passwords  confidential  and  notify  PFPC immediately in the event that a logon ID or password is lost, stolen or if you have reason to believe that the logon ID and password are being used by an unauthorized person.

3.       STANDARD OF CARE; LIMITATIONS OF LIABILITY

             (a) Each Fund and NCB acknowledges that the Internet is an "open," publicly accessible network and not under the control of any party. PFPC's provision of Accounting Services is dependent upon the proper functioning of the Internet and services provided by telecommunications carriers, firewall providers, encryption system developers and others. Each Fund and NCB agrees that PFPC shall not be liable in any respect for the actions or omissions of any third party wrongdoers (i.e., hackers not employed by such party or its affiliates) or of any third parties involved in the Accounting Services and shall not be liable in any respect for the selection of any such third party, unless that selection constitutes a breach of PFPC's standard of care set forth in Section 15 of the Agreement.

             (b) Without limiting the generality of the foregoing or limiting the applicability of any other provision of this Exhibit B or the Agreement, including Sections 12, 15(a) and 15(b), PFPC shall not be liable for delays or failures to perform any of the Accounting Services or errors or loss of data occurring by reason of circumstances beyond such party's control, which may include: functions or malfunctions of the internet or telecommunications services, firewalls, encryption systems or security devices.

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                                    EXHIBIT C

                                  ARMADA FUNDS
                        FUND ACCOUNTING SERVICE STANDARDS

1. Number of Accurate NAV's Reported to the Funds' transfer agent (the "Transfer Agent") divided by the Total Number of NAV's Required to
         Report to the Transfer Agent (excluding Money Market Funds):        98%

             o "NAV" for this purpose is class net assets divided by total class shares outstanding. An NAV is not accurate if, upon recalculation, the change in the reported extended class NAV is greater than a full penny.

             o Each NAV error is treated as and NAV error only once (i.e., if an error lasts more than one business day before it is discovered, it is treated as one error and excluded from both the numerator and denominator in the calculation after the first day).

2. Number of accurate NAV's Reported to NASDAQ divided by Number of Total NAV's Required to be Reported to NASDAQ (excluding Money Market Funds):
                                                                             98%

             o NAV for this purpose is class net assets divided by total class shares outstanding. An NAV is not accurate if, upon recalculation, the NAV difference is greater than a full penny.

             o Each NAV error is treated as an NAV error only once (i.e., if an error lasts more than one business day before it is discovered, it is treated as one error and excluded from both the numerator and denominator in the calculation after the first day).

3.   Accurate  and  Timely  Cash  Availability  Reports  ("CAR")  to  Investment
     Advisers  Divided  by  Number of  Portfolios  Requiring  Cash  Availability
     Reporting:                                                              99%

             o Timely CAR means, notwithstanding any other clause to the contrary, delivery by 10:45 a.m. (Eastern Time) for all Portfolios with the except of the following Portfolios, which require delivery by 10:15 a.m. (Eastern Time):

                                    Equity Index
                                    International Equity
                                    Ohio Tax Exempt
                                    Pennsylvania Municipal Bond
                                    Michigan Municipal Bond Fund
                                    National Tax Exempt Fund

             o Accurate CAR means errors controllable by a Co-Administrator that resulted in an overdraft to the Portfolios.

Note: For purposes of the foregoing calculations, the Portfolios of both Funds will be aggregated.

2. Number of accurate data elements (NAVs, yields and performance) delivered to the website divided by the total number of individual data
         elements delivered:                                                 98%

             o Since these extracts are system generated, a properly approved NAV would be deemed to be accurately delivered if it were subsequently realized to be calculated in error. This error would effect the calculation in #1 above.

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